UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2019

Mercantil Bank Holding Corporation

(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle

Coral Gables, Florida

(Address of principal executive offices)

(305) 460-8728

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2019 the Board of Directors (the “Board”) of Mercantil Bank Holding Corporation (the “Company”) increased the size of the Board from ten members to eleven and appointed John W. Quill as a director. Mr. Quill will also serve as a director of Amerant Bank, N.A. (the “Bank”), the Company’s principal subsidiary, and will become a member of the Company’s and the Bank’s audit committee.

Mr. Quill has no arrangements or understandings pursuant to which he was selected as a director and does not have any transactions reportable under Item 404(a) of Regulation S-K.

Mr. Quill, as a newly appointed non-employee director of the Board in 2019, will receive a pro rata portion of the $96,000 annual retainer for his service on the Board and a pro rata portion of the $41,600 annual retainer for his committee service to the Company and the Bank.

Item 9.01	Financial Statements and Exhibits.

Number	Exhibit

99.1	Press Release of Mercantil Bank Holding Corporation issued March 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2019	Mercantil Bank Holding Corporation

	By:	/s/ Iván E. Trujillo
Name: Iván E. Trujillo
Title: Senior Vice President and Corporate Secretary